                                                                  EXHIBIT (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                           UNISOURCE WORLDWIDE, INC.

                   (Not to be used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of Common Stock, par value $.001 per share (the "Shares"), of Unisource Worldwide, Inc., (the "Company"), a Delaware corporation are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                          First Chicago Trust Company
                                  of New York

          By Facsimile Transmission (for Eligible Institutions only):
                       (201) 222-4720 or (201) 222-4721

                     Confirm by Telephone: (201) 222-4707

  By Overnight Courier:            By Mail:                   By Hand:



   First Chicago Trust        First Chicago Trust        First Chicago Trust
         Company                    Company                    Company
       of New York                of New York                of New York
   Tenders & Exchanges        Tenders & Exchanges        Tenders & Exchanges
       Suite 4680                 Suite 4660           c/o Securities Transfer
   14 Wall Street, 8th           P.O. Box 2569                   and
          Floor             Jersey City, NJ 07303-    Reporting Services, Inc.
   New York, NY 10005                2569                100 William Street,
                                                              Galleria
                                                         New York, NY 10038

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Atlanta Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Georgia-Pacific Corporation, a Georgia corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated May 28, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

-----------------------------------        ----------------------------------

                                           __________________________________
 Number of Shares: ________________        __________________________________
                                               Signature(s) of Holder(s)
 Certificate Nos. (If Available):
                                           Dated:               , 199
 __________________________________

                                           Name(s) of Holders:
 [_] Check this box if Shares will
   be delivered by book-entry              __________________________________
   transfer:                               __________________________________

                                                  Please Type or Print
 Book-Entry Transfer Facility              __________________________________
                                                        Address
                                           __________________________________
 Account No. ______________________                     Zip Code
                                           __________________________________
                                            Daytime Area Code and Telephone
                                                          No.

-----------------------------------        ----------------------------------

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

----------------------------------    ----------------------------------
Name of Firm                          Title


----------------------------------    ----------------------------------
Authorized Signature                  Address                   Zip Code


Name:                                 ----------------------------------
      ----------------------------    Area Code and Telephone No.
       Please Type or Print

               DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                            LETTER OF TRANSMITTAL.

Dated:         , 199